UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2005

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 – Results of Operations and Financial Condition

On May 18, 2005, salesforce.com, inc. issued a press release announcing its results for the quarter ended April 30, 2005. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The press release attached to this current report on Form 8-K contains non-GAAP financial information. In addition to providing the Registrant’s net income and earnings per diluted share financial measures on a GAAP basis for the periods discussed, the press release also provides non-GAAP net income and earnings per diluted share figures.

The non-GAAP financial measures are derived from the applicable GAAP figures by excluding a one-time, non-cash income amount of $285,000 in the first quarter of fiscal 2006 as a result of the reduction in the Registrant’s lease abandonment accrued liability. In March 2005, the Registrant entered into an agreement with its primary landlord that released the Registrant from a portion of the future obligations associated with office space abandoned in December 2001 in exchange for the agreement to lease additional office space elsewhere in the building. Management believes that providing these non-GAAP financial measures allows investors to have a more complete understanding of the Registrant’s underlying operational results and trends in its performance.

The information in this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated May 18, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2005	salesforce.com, inc.

/s/ David Schellhase
David Schellhase, Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press Release dated May 18, 2005